Exhibit 99.1

PRESS RELEASE

May 26, 2009

Bala Cynwyd, PA , (Business Wire) -  Moggle, Inc. (OTCBB: MMOG) announced today that it  has entered into a professional services agreement (the “Agreement”)  with FXLabs Studios Private Limited (“FXLabs”) in order to assist Moggle in the development of its Massive Multiplayer Online Game Platform (the “Platform”) as well as the development of Massive Multiplayer Online Games (“MMOGs”) for use on the Platform . FXLabs, founded in 2004, maintains software development facilities in India and is engaged in the design and development of games for a variety of markets including the MMOG market. Pursuant to the Agreement, FXLabs will provide Moggle with software development services, art and /or game design assets, game design, project management, education and training and other services in connection with the Platform and MMOGs. Specific services under the Agreement will be provided through the execution by the parties of Statements of Work (“SOW”). The parties executed an initial SOW which has authorized FXLabs to commit six (6) software developers to the performance of development services with respect to the Platform and MMOG on behalf of Moggle through October 15, 2009.

Alfredo Villa, Moggle’s President said “We are excited to formalize our relationship with FXLabs, which should greatly assist Moggle in developing our Platform. Our goal is to design a Platform which will  allow internet users to play massive multiplayer online games through their web browser without the need to download any software and also allow game developers and other interested parties to develop web based MMOGs directly by licensing our Platform tools or by retaining our services. FXLabs’ experience in the MMOG marketplace should help us achieve our goals.”

About Moggle

Moggle intends to develop an online game platform which will allow internet users to play massive multiplayer online games (“MMOG(s)”) through their web browser without the need to download any software (the “Platform”). We intend to develop multiple MMOGs for use on our Platform. Our Platform will be designed to allow MMOG players to link into major online social networks such as FacebookTM and MySpace TM and engage in MMOG play with their friends and colleagues. Our Platform will also seek to allow game developers and other interested parties to develop web based MMOGs directly by licensing our Platform tools or by retaining our services. We are attempting to develop and incorporate technology into the Platform which we believe will be desirable to movie studios, book publishers and other media creators which will allow for the rapid transformation of existing media into MMOGs. The Platform will also seek to support integration with in game advertising content providers and other mainstream in game ad content providers and provide advertising management and tracking capabilities. The development of the Platform and MMOGs is contingent on Moggle’s ability to raise sufficient capital for such purposes, of which there can be no assurance. Additional information about Moggle may be found on its website www.playmoggle.com.

Statements in this release and those set forth on Moggle’s website that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as Moggle’s inability to raise sufficient capital to develop the Platform and/or  MMOGs and  market any products that  are in fact developed. For further information regarding risks and uncertainties associated with Moggle’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Moggle’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained through the web site maintained by the SEC at http://www.sec.gov. In addition , free copies of  any such documents can also be obtained by directing a request to Investor Relations Department, Moggle, Inc., 111 Presidential Boulevard, Suite 212, Bala Cynwyd, Pennsylvania 19004 or calling Moggle at (215) 463-4099.

All information in this communication is as of the date hereof. Moggle undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

About  FXLabs. Inc.

FXLabs  is an end to end game development company  headquartered in Hyderabad, India. Founded in September 2004, FXLabs began its operations building PC based games both for the Indian market as well as the global market. FXLabs currently develops and/or publishers games for the PC, console, on-line causal, MMOG and handheld markets.